SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 9, 2026

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COEPTIS THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Bradford Rd, Suite 420 Wexford, Pennsylvania		15090
(Address of principal executive offices)		(Zip Code)

724-934-6467

(Registrant’s telephone number, including area code)

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COEP	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one-half of one share of Common Stock for $230.00 per whole share	COEPW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2026, Coeptis Therapeutic Holdings, Inc. (the “Company”) implemented an option repricing/exchange program pursuant to Option Repricing and Exchange Election Agreements (the Option/Exchange Agreements) with its then current holders of options previously granted under the Company’s 2022 Equity Incentive Plan, including each of the Company’s current officers and directors. These Option/Exchange Agreements provided a one-time opportunity for the option holders to elect to either (i) have a one-time option repricing be applied to their respective options with exercise prices greater than the current fair market value of the Company’s common stock or (ii) surrender their outstanding options with exercise prices greater than the current fair market value of the Company’s common stock in exchange for restricted stock. In connection with the Option/Exchange Program, the Company also accelerated vesting of all options including those with exercise prices greater than the current fair market value of the Company’s common stock, such that all options became fully vested.

The Company’s Board of Directors approved the Option/Exchange program, including the accelerated vesting and the optionality of electing to reprice certain options or replace such options with restricted stock. The Company’s stockholders approved this one-time repricing or exchange event at its recent stockholders meeting.

Pursuant to these Option/Exchange Agreements, (i) David Mehalick surrendered options to purchase 51,250 shares of common stock, and received in exchange thereof 51,250 shares of restricted stock, (ii) Daniel Yerace surrendered options to purchase 20,000 shares of common stock, and received in exchange thereof 20,000 shares of restricted stock, (iii) Brian Cogley surrendered options to purchase 12,500 shares of common stock, and received in exchange thereof 12,500 shares of restricted stock, (iv) Christine Sheehy surrendered options to purchase 12,500 shares of common stock, and received in exchange thereof 12,500 shares of restricted stock, (v) Christopher Calise surrendered options to purchase 3,250 shares of common stock, and received in exchange thereof 3,250 shares of restricted stock, (vi) Christopher Cochran surrendered options to purchase 3,250 shares of common stock, and received in exchange thereof 3,250 shares of restricted stock, (vii) Philippe Deschamps surrendered options to purchase 3,250 shares of common stock, and received in exchange thereof 3,250 shares of restricted stock, (viii) Tara DeSilva surrendered options to purchase 3,250 shares of common stock, and received in exchange thereof 3,250 shares of restricted stock, and (ix) Gene Salkind surrendered options to purchase 3,250 shares of common stock, and received in exchange thereof 3,250 shares of restricted stock,

In addition, certain officers and directors of the Company exercised their respective retained options in full, pursuant to which (i) David Mehalick exercised options to purchase 148,875 shares of restricted common stock, (ii) Daniel Yerace exercised options to purchase 10,000 shares of restricted common stock, (iii) Brian Cogley exercised options to purchase 10,000 shares of restricted common stock, (iv) Christine Sheehy exercised options to purchase 1,000 shares of restricted common stock, (v) Christopher Calise exercised options to purchase 5,700 shares of restricted common stock, (vi) Christopher Cochran exercised options to purchase 5,700 shares of restricted common stock, (vii) Philippe Deschamps exercised options to purchase 5,700 shares of restricted common stock, (viii) Tara DeSilva exercised options to purchase 5,700 shares of restricted common stock, and (ix) Gene Salkind exercised options to purchase 5,700 shares of restricted common stock.

The Option/Exchange Agreements include customary representations and warranties and acknowledgements by the participants. The foregoing description of the Option/Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Option/Exchange Agreements, a form of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission.

Item 8.01	Other Events

As previously reported by Coeptis Therapeutics Holdings, Inc. (the “Company”), it had received a written notice from The Nasdaq Stock Market (“Nasdaq”), indicating that the Company was not in compliance with Nasdaq Listing Rules 5620(a) and 5810(c)(2)G) due to the Company’s failure to hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end of December 31, 2024.

On February 9, 2026, the Company was notified by The Nasdaq Stock Market that the Company has regained compliance with the annual meeting requirement for continued listing on The Nasdaq Capital Market. Accordingly, the Company has regained compliance with Nasdaq Listing Rules and the matter is now closed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeptis Therapeutics Holdings, Inc.

Date: February 12, 2026	By:	/s/ David Mehalick
David Mehalick Chief Executive Officer

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